UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                     -------------------------------------


                                   FORM S-8
                            REGISTRATION STATEMENT
                       UNDER THE SECURITIES ACT OF 1933


                               NIKU CORPORATION
            (Exact Name of Registrant as Specified in Its Charter)


          Delaware                                      77-0473454
(State or Other Jurisdiction of                       (I.R.S Employer
Incorporation or Organization)                       Identification Number)


                               NIKU CORPORATION
                                305 Main Street
                        Redwood City, California 94063
         (Address of Principal Executive Offices, including Zip Code)

                  Niku Corporation 2000 Equity Incentive Plan
              Niku Corporation 2000 Employee Stock Purchase Plan
                          (Full Titles of the Plans)

                                 Joshua Pickus
                            Chief Executive Officer
                               Niku Corporation
                                305 Main Street
                        Redwood City, California 94063
                                (650) 298-4600
           (Name, Address and Telephone Number of Agent for Service)

                                  Copies to:

                            Gregory C. Smith, Esq.
                   Skadden, Arps, Slate, Meagher & Flom LLP
                       525 University Avenue, Suite 1100
                          Palo Alto, California 94301


                                  Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------
     Title of Securities to be        Amount to be     Proposed Maximum Offering        Amount of
            Registered                 Registered           Price Per Share          Registration Fee
----------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value      598,092 (1)      $5,000,049.12 (3)             $404.50
per share
----------------------------------------------------------------------------------------------------------
Common Stock, $0.0001 par value      119,618 (2)      $  849,287.80 (3)             $ 68.70
per share
----------------------------------------------------------------------------------------------------------


(1) Represents shares automatically reserved on January 1, 2004 under the terms of Registrant's 2000 Equity Incentive Plan for issuance upon exercise of options granted under such plan in an amount equal to 5% of the Registrant's outstanding shares of common stock as of December 31, 2003. Shares issuable upon exercise of the options granted under the 2000 Equity Incentive Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(2) Represents shares automatically reserved on January 1, 2003 for issuance upon exercise of options granted under the Registrant's 2000 Employee Stock Purchase Plan equal to 1% of the Registrant's outstanding shares of common stock as of December 31, 2003. Shares issuable upon exercise of the options granted under the 2000 Employee Stock Purchase Plan were initially registered on a registration statement on Form S-8 filed with the Securities and Exchange Commission on February 29, 2000 (Registration No. 333-31318).

(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rules 457(c) and (h) under the Securities Act of 1933 and based upon the average of the high and low sales prices reported on the Nasdaq SmallCap Market on January 5, 2003. In the case of the 2000 Employee Stock Purchase Plan, this amount is multiplied by 85%, which is the price per share applicable to purchases under such plan.


               INCORPORATION OF PREVIOUS REGISTRATION STATEMENT

         Pursuant to the General Instruction E of Form S-8, the Registrant is filing this registration statement on Form S-8 with the Securities and Exchange Commission (the "Commission") to include an additional 598,092 shares under the Registrant's 2000 Equity Incentive Plan and an additional 119,618 shares under the Registrant's 2000 Employee Stock Purchase Plan. Pursuant to such Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-31318 filed with the Commission on February 29, 2000 we hereby incorporated by reference, except as set forth herein.


                                    PART II
              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Skadden, Arps, Slate, Meagher & Flom LLP, Palo Alto, California, will pass upon the validity of the shares of Common Stock offered hereby.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law ("DGCL") authorizes a court to award, or a corporation's board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.

         As permitted by the DGCL, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director, except for liability:

         o for any breach of the director's duty of loyalty to the Registrant or its stockholders;

         o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

         o under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

         o for any transaction from which the director derived an improper personal benefit.

         As permitted by the DGCL, the Registrant's Amended and Restated Bylaws provide that:

         o the Registrant is required to indemnify its directors and officers to the fullest extent permitted by the DGCL, subject to certain very limited exceptions;

         o the Registrant may indemnify its other employees and agents to the fullest extent permitted by the DGCL, subject to very limited exceptions;

         o the Registrant is required to advance expenses, as incurred, to its directors and officers in connection with a legal proceeding;

         o the Registrant may advance expenses, as incurred, to its employees and agents in connection with a legal proceeding; and

         o the rights conferred in the Amended and Restated Bylaws are not exclusive.

         The Registrant has entered into Indemnification Agreements with each of its current directors and executive officers to give such directors and officers additional contractual assurances regarding the scope of the indemnification set forth in the Registrant's Amended and Restated Certificate of Incorporation and to provide additional procedural protections.

         The indemnification provision in the Registrant's Amended and Restated Certificate of Incorporation, Amended and Restated Bylaws and the Indemnification Agreements entered into between the Registrant and each of its directors and officers may be sufficiently broad to permit indemnification of the Registrant's directors and officers for liabilities arising under the Securities Act.

         Reference is also made to Section 8 of the Underwriting Agreement relating to Registrant's initial public offering, effected pursuant to Registrant's Registration Statement on Form S-1 (File No. 333-93439) originally filed with the Commission on December 22, 1999, as subsequently amended (the "Form S-1"), which provides for the indemnification of officers, directors and controlling persons of the Registrant against certain liabilities.

         The Registrant maintains directors' and officers' liability insurance that provides coverage for certain securities matters.

         See also the undertakings set out in response to Item 9 of the Registrant's Form S-8 Registration Statement No. 333-31318 filed with the Commission on February 29, 2000.

         Reference is also made to the following documents regarding relevant indemnification provisions described above and elsewhere herein:

         1. Registrant's Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.01 filed with the Registrant's Annual Report on Form 10-K for the year ended January 29, 2000).

         2. Registrant's Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 filed with the Registrant's Annual Report on Form 10-K for the year ended January 31, 2002).

         3. Form of Indemnity Agreement entered into between the Registrant and its directors and officers (incorporated by reference as an exhibit to the Form S-1).


                                  SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on this 6th day of January 2004.

                                                   NIKU CORPORATION


                                                   By: /s/ Joshua Pickus
                                                       ------------------------
                                                       Joshua Pickus
                                                       President and
                                                       Chief Executive Officer



                               POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below and on the next page constitutes and appoints Joshua Pickus and Michael Shahbazian, and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated as of January 6, 2004:

         Signature                               Title

/s/ Joshua Pickus
-----------------------------------       President, Chief Executive Officer
Joshua Pickus                             and Director


/s/ Michael Shahbazian
-----------------------------------       Chief Financial Officer
Michael Shahbazian                        (Principal Financial Officer and
                                          Principal Accounting Officer)

/s/ Ravi Chiruvolu
-----------------------------------       Director
Ravi Chiruvolu



-----------------------------------       Director
Matt Miller


/s/ Edward Thompson
------------------------------------      Director
Edward Thompson


/s/ Peter A. Thompson
-------------------------------------     Director
Peter A. Thompson



-------------------------------------     Director
Val E. Vaden

                                 EXHIBIT INDEX

  Exhibit
   Number                 Exhibit Title
   -------                -------------

    5. 1 Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding legality of the securities being registered.

   23. 1 Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 5.1)

   23. 2      Consent of KPMG LLP, independent auditors

   24. 1      Power of Attorney (see signature page)